Exhibit 10.17



                            AMENDED AND RESTATED
                              PROMISSORY NOTE



$110,000                                                     July 18, 2002


         FOR VALUE RECEIVED, the undersigned, Frank Archer (the "Maker"), hereby promises to pay to the order of Niagara LaSalle Corporation (the "Payee"), the principal amount of One Hundred and Ten Thousand Dollars ($110,000), together with interest thereon as provided herein, payable at such location and on such dates as are set forth below.

         Interest on the unpaid principal amount hereof shall accrue at the rate of four and 32/100 percent (4.32%) per annum from and after March 19, 2002. Interest shall be payable, with respect to any principal amounts paid or prepaid, at the time of such payment or prepayment.

         The principal and interest on this Promissory Note are payable in full on September 19, 2002, provided, however, that the Maker may, at any time, prepay all or part of the unpaid principal amount hereof without premium or penalty.

         Payments of principal and interest are to be made in lawful money of the United States of America to 110 Hopkins Street, Buffalo, New York 14220 or as the Payee may designate in writing to the Maker.

         If any voluntary or involuntary proceeding shall be commenced seeking to have an order for relief entered against the Maker as a debtor or to adjudicate the Maker a bankrupt or insolvent, or seeking reorganization, adjustment, liquidation, dissolution or composition of the Maker or the Maker's debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver or trustee for the Maker, and such proceeding shall remain undismissed and unstayed for a period of sixty (60) days after the Maker has received notice thereof, then the unpaid principal amount of this Promissory Note and all interest accrued to such date shall become immediately due and payable without the necessity of any presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Maker.

         This Promissory Note shall bind the Maker and his successors and assigns and shall inure to the benefit of the Payee and its successors and assigns.

         No delay, omission or waiver on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or any other right of the Payee at the same or at any prior or subsequent time.

         No amendment, modification or waiver of this Promissory Note, nor consent to any departure therefrom, shall be effective unless in writing and signed by the Payee.

         This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflicts of law principles.

         This Amended and Restated Promissory Note is being issued by the Maker to the Payee in exchange for the Promissory Note issued by the Maker to the Payee dated March 19, 2002 in the principal amount of $110,000.

         IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by the undersigned on the date first written above.



                                               /s/ Frank Archer
                                               ---------------------
                                                   Frank Archer